  Exhibit 99.1

Cover-All Technologies Inc. Receives Approval for Listing on NYSE Amex

Cover-All Technologies Inc. to Begin Trading Under Symbol ‘COVR’ on May 25, 2011

FAIRFIELD, NEW JERSEY (May 23, 2011) – Cover-All Technologies Inc. (OTCQB: COVR.PK), a Delaware corporation,  today announced that it has received notification that its common stock has been approved for listing on the NYSE Amex stock exchange and has chosen Brendan E. Cryan & Co. LLC as its designated market maker. Cover-All Technologies expects its common stock to begin trading on the NYSE Amex under the trading symbol ‘COVR’ on May 25, 2011. Cover-All’s common stock will continue to trade on the OTCQB under its current symbol, “COVR.PK,” until such date.

“Our listing on the NYSE Amex marks a significant milestone in the transformation of our company,” said John Roblin, Chairman and Chief Executive Officer. “Over the past several years, in preparation for this important move, we have been consistent in our approach to strategic and corporate development, taking steps to strengthen our balance sheet, streamline our operations and maintain our profitable financial performance. We believe that this move to the NYSE Amex is in the best interests of our shareholders and we expect it to result in increased visibility within the investment community and additional liquidity in the capital markets for our common stock.”

In advance of the Company's anticipated listing with the NYSE Amex and in order to comply fully with their listing requirements, the Company enhanced its corporate governance practices and procedures by reconstituting its Board of Directors Compensation Committee and by revising its Audit Committee Charter.  The Compensation Committee is now comprised of directors Stephen Mulready and Earl Gallegos, each of whom is independent under NYSE Amex listing standards. A copy of the Amended and Restated Audit Committee Charter can be found on the Company's website at www.cover-all.com.

“We welcome Cover-All Technologies to the NYSE Euronext family of listed companies and to NYSE Amex, ” said Scott Cutler, Executive Vice President, NYSE Euronext. “Cover-All and its shareholders will benefit from superior market quality and technology, a broad array of issuer and investor services, and a global brand association. We look forward to building a strong and lasting partnership with the Company and its shareholders.”

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company's exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext's equities markets – the New York Stock Exchange, NYSE Euronext, NYSE Amex, NYSE Alternext and NYSE Arca – represent one-third of the world's equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world's second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the Fortune 500. For more information, please visit: http://www.nyx.com.

Forward-looking Statements

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results.  Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control.  Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 24, 2011, and Post-Effective Amendment No. 1 to Form S-1 (File No. 333-156397) filed with the SEC on May 10, 2011, copies of which are available from the SEC or may be obtained upon request from the Company.

For information on Cover-All, contact:

Ann Massey

Chief Financial Officer

973/461-5190

amassey@cover-all.com

Investor Contact:

Hayden IR

Brett Maas, Principal

(646) 536-7331

brett@haydenir.com